EXHIBIT 16.1

Benjamin & Young, LLP.

200 N. Sandpointe Ave., Suite 560

Santa Ana, CA 92707

January 16, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Blow & Drive Interlock Corp. dated January 16, 2020 and agree with the statements made as they relate to Benjamin & Young, LLP.

Very truly yours,

/s/ Benjamin & Young, LLP
Santa Ana, California